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                             CONRAD C. LYSIAK
                       Attorney and Counselor at Law
                           601 West First Avenue
                                 Suite 503
                        Spokane, Washington   99201
                               (509) 624-1475
                             FAX (509) 747-1770



                                   CONSENT

          I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statment filed with the Securities and Exchange Commission as attorney for the registrant, Royal Silver Mines, Inc., and to the reference to my firm under the subcaption "Legal Matters."

          Dated this 11th date of September, 1997.

                                           Yours truly

                                           Conrad C. Lysiak